UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Beaver Street, Suite 201
Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement

On October 1, 2018, Kala Pharmaceuticals, Inc. (the “Company”) entered into a credit agreement (the “Credit Facility”), with Athyrium Opportunities III Acquisition LP (“Athyrium”).  The Credit Facility provides for a term A loan in the aggregate principal amount of $75.0 million (the “Term A Loan”), and a term B loan in the aggregate principal amount of $35.0 million (the “Term B Loan”). The Term A Loan and the Term B Loan are referred to herein, collectively, as the “Term Loans” and each a “Term Loan”. On October 1, 2018, the Company borrowed the entire principal amount of the Term A Loan. The Company may draw down the Term B Loan upon either (i) FDA approval of KPI-121 0.25% for a dry eye disease indication or (ii) reaching net product revenues for INVELTYS of at least $25.0 million for the two fiscal quarter period then most recently ended, in each case on or prior to June 30, 2020. The maturity date of the Athyrium Credit Facility is October 1, 2024, the six-year anniversary of the closing.

Amounts outstanding under the Credit Facility bear interest at a rate of 9.875% per annum.  The Credit Facility provides for quarterly interest-only payments for 48 months.  Beginning on September 30, 2022, the Company is required to make principal and interest payments through the maturity date.  The Company may make voluntary prepayments in whole or in part, subject to a prepayment premium equal to (i) with respect to any prepayment paid on or prior to the second anniversary of each Term Loan, 5.0% of the principal amount of the Term Loan being prepaid plus a make-whole premium, (ii) with respect to any prepayment paid between the second and third anniversary of the Term Loan, 3.0% of the principal amount of the Term Loan being prepaid, (iii) with respect to any prepayment paid between the third and fourth anniversary of the Term Loan, 2.0% of the principal amount of the Term Loan being prepaid, and (iv) with respect to any prepayment paid after the fourth anniversary of the Term Loan, no prepayment premium. Upon the prepayment or repayment of all or any of the Term Loans, the Company is obligated to pay an exit fee in an amount equal to 1.0% of the principal amount of the Term Loans prepaid or repaid.

The Credit Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type as well as customary events of default. In addition, the Credit Facility contains a negative covenant requiring the Company to maintain at all times at least $10.0 million of cash and cash equivalents. Certain of the customary negative covenants limit the ability of the Company and certain of its subsidiaries, among other things, to incur future debt, grant liens, make investments, make acquisitions, distribute dividends, make certain restricted payments and sell assets, subject to certain exceptions.

Security Agreement and Pledge Agreement

The Company’s obligations under the Credit Facility are secured by a security interest in, subject to certain exceptions, substantially all of our assets, pursuant to the terms of a security agreement, dated as of October 1, 2018 and a pledge agreement, dated October 1, 2018, each in favor of Athyrium.

Warrant

In connection with the Credit Facility and in consideration for the commitment of the Credit Facility, on October 1, 2018, the Company issued to Athyrium a warrant to purchase up to 270,835 shares of the Company’s common stock, at an exercise price per share of $12.18456 (the “Warrant”).  The Warrant is immediately exercisable as to 184,660 shares and will become exercisable as to the remaining 86,175 shares only upon the Company’s draw of the Term B Loan.  The Warrant expires and is no longer exercisable on October 1, 2025, the seven-year anniversary of the closing of the Credit Facility.  The Company also granted “piggyback” registration rights to holders of the Warrants to register the Common Stock subject to such Warrants under the Securities Act of 1933, as amended, in the event the Company files a registration statement with the U.S. Securities and Exchange Commission under the Securities Act within six months following the issuance of the Warrant covering its equity securities, subject to the terms and conditions included in the Warrant.

The foregoing descriptions of the Credit Facility, the Security Agreement, the Pledge Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Facility, the Security Agreement, the Pledge Agreement and the Warrant, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On October 1, 2018, concurrently with the closing of the Credit Facility and the initial borrowing of the Term A Loan, the Company utilized a portion of the proceeds from the Term A Loan to repay in full all outstanding amounts under the Company’s existing Loan and Security Agreement, dated November 20, 2014, as amended to date, by and among the Company, Square 1 Bank, as administrative agent and collateral agent and Square 1 Bank and Alexandria Equities, LLC, as lenders (the “2014 Credit Agreement”), and terminated all commitments by the lenders to extend further credit thereunder and all guarantees and security interests granted by the Company to the lenders thereunder.  The Company paid an early termination fee of 0.9% of the outstanding principal amount in connection with the termination of the 2014 Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information related to the Warrant issued to Athyrium contained in Item 1.01 of this Current Report is incorporated herein by reference. Based in part upon the representations of Athyrium contained in the Warrant, the Company issued the Warrant in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) set forth in Section 4(a)(2) of the Securities Act. Neither the Warrant nor the shares of common stock issuable upon exercise of the Warrant (the “Warrant Shares”) have been registered under the Securities Act or any state securities laws, and the Warrant and the Warrant Shares may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Warrant was acquired from the Company in a transaction not involving a public offering.  Athyrium represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, that it is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company, and that it acquired the Warrant, and will acquire the Warrant Shares, for investment purposes only and not with a view to or for sale in connection with any distribution or reselling thereof in violation of the United States federal securities laws. The Company took reasonable steps to verify that Athyrium is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

Item 3.03 Material Modifications to Rights of Security Holders

The information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 2, 2018, the Company issued a press release announcing the transactions contemplated by the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K is furnished to comply with Item 7.01 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties, including statements regarding INVELTYS for the treatment of inflammation and pain following ocular surgery and the Company’s lead product candidate KPI-121 0.25% for the temporary relief of the signs and symptoms of dry eye disease, the Company’s potential revenue from INVELTYS and the Company’s expectations regarding its cash on hand. All statements, other than statements of historical facts, contained in this Current Report, including statements regarding the Company’s strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of various risks and uncertainties, including but not limited to:  whether the Company will be able to successfully implement its commercialization plans for INVELTYS; whether the market opportunity for INVELTYS is consistent with the Company’s expectations and market research; data from the Company’s Phase 3 clinical trials of KPI-121 0.25% will warrant submission and filing of an NDA on the timeline expected, or at all; whether any additional clinical trials will be initiated or required for KPI-121 0.25% prior to submission or filing of an NDA, or at all, and whether any such NDA will be accepted for filing and/or approved; the Company’s ability to build a specialty sales force and prepare for commercial launch of INVELTYS on the timeline expected, or at all; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements for the Company’s expected timeline; other matters that could affect the availability or commercial potential of INVELTYS and the Company’s product candidates; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-

looking statements, discussed in the “Risk Factors” section of the Company’s most recently filed Quarterly Report on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission. These forward-looking statements represent the Company’s views as of the date of this Current Report and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 1, 2018, among the Company, as the Borrower, certain subsidiaries of the Borrower, as the Guarantors, Athyrium Opportunities III Acquisition LP, as the Administrative Agent, and the lenders.

10.2	Security Agreement, dated October 1, 2018, by and among the Company and Athyrium Opportunities III Acquisition LP

10.3	Pledge Agreement, dated October 1, 2018, by and among the Company and Athyrium Opportunities III Acquisition LP

10.4	Common Stock Purchase Warrant, dated October 1, 2018, by and between the Company and Athyrium Opportunities III Acquisition LP

99.1	Press Release of Kala Pharmaceuticals, Inc., dated October 2, 2018 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: October 2, 2018	By:	/s/ Eric L. Trachtenberg
Name: Eric L. Trachtenberg
Title: General Counsel, Chief Compliance Officer & Corporate Secretary